Exhibit 99.1

Horizon Technology Finance Provides Second Quarter 2022 Portfolio Update

- Horizon Platform Originates Record $192 Million of New Loans in Q2, Including $137 Million of New Loans for HRZN -

- Horizon Platform Ends Quarter with Record Committed Backlog of $267 Million, Including $221 Million in HRZN Commitments -

Farmington, Connecticut – July 13, 2022 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN” or the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the second quarter ended June 30, 2022 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser.

“The Horizon Platform generated another record-setting quarter of originations despite the challenging economic environment, closing $192 million of loans originated, including $137 million of loans for HRZN,” said Gerald A. Michaud, President of HRZN and HTFM. “In addition, the Horizon brand continues to attract state-of-the-art companies, as the Horizon Platform’s committed backlog grew to a record $267 million of debt investments, including $221 million in HRZN commitments. HRZN also received $57 million in loan prepayments during the quarter, providing additional income and further validating our predictive pricing strategy. There remains a clear need and demand for venture debt in this economic environment, and we believe the Horizon Platform and HRZN remain disciplined and well positioned to further grow and deliver additional value to HRZN’s shareholders.”

Second Quarter 2022 Portfolio Update

Originations

During the second quarter of 2022, a total of $192.4 million of loans funded through the Horizon Platform, including 15 loans totaling $137.2 million funded by HRZN as follows:

•	$26.0 million to an existing portfolio company, Castle Creek Biosciences, Inc., a developer of gene therapies for patients with rare and serious genetic diseases, in connection with the prepayment of its existing Horizon Platform loan facility and providing it with additional debt capital.
•	$15.0 million to a new portfolio company, Divergent Technologies Inc., a creator of an innovative global manufacturing infrastructure platform for the automotive industry.
•	$12.5 million to a new portfolio company, a clinical-stage company focused on decoding the entire genome to identify optimal gene targets to cure oncology and autoimmune diseases.
•	$12.5 million to an existing portfolio company, NextCar Holding Company, Inc. (dba Autonomy), an online platform offering automobiles to consumers on a subscription basis.
•	$10.0 million to a new portfolio company, a developer of a breathalyzer test to detect recent cannabis use.
•	$10.0 million to an existing portfolio company, IMV Inc. (NASDAQ: IMV), a clinical-stage biopharmaceutical company developing a new class of cancer immunotherapies and infectious disease vaccines.
•	$10.0 million to an existing portfolio company, Nexii Building Solutions Inc., a green construction company that designs and manufactures low carbon buildings and products.
•	$7.5 million to a new portfolio company, Engage3, LLC, a developer of price optimization software that enables retailers and brands to profitably grow revenue and drive additional store trips.

•	$7.5 million to a new portfolio company, a developer of innovative medical devices and therapies to address the evolving needs of interventional specialists.
•	$7.5 million to an existing portfolio company, Soli Organic Inc., a leading grower and marketer of fresh organic culinary herbs, providing sustainable, USDA-certified organic, regionally grown produce to retailers.
•	$7.0 million to a new portfolio company, Swift Health Systems, Inc. (dba InBrace), a developer of teeth straightening technology that provides an alternative to traditional braces and aligners.
•	$5.0 million to an existing portfolio company, Emalex Biosciences, Inc., a clinical-stage biopharmaceutical company focused on developing treatments for central nervous system movement disorders and fluency disorders.
•	$3.75 million to a new portfolio company, a developer of next generation microbial solutions for both companion and livestock animals.
•	$2.5 million to an existing portfolio company, Secure Transfusion Services, Inc., an operator of commercial blood collection centers that source and distribute vital, in-demand blood components to hospitals.
•	$0.4 million to an existing company, MacuLogix, Inc., a medical device company in the optometry and ophthalmology industry.

Liquidity Events

HRZN experienced liquidity events from four portfolio companies in the second quarter of 2022, including principal prepayments of $56.8 million and $0.4 million of warrant and earnout proceeds, compared to $12.0 million of principal prepayments during the first quarter of 2022:

•	In April, with the proceeds of a new loan from the Horizon Platform, Castle Creek Biosciences, Inc. prepaid its previously outstanding principal balance of $25.0 million on its venture loan facility, plus interest and end-of-term payment. HRZN continues to hold warrants in the company.
•	In May, Updater, Inc. prepaid its outstanding principal balance of $19.3 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.
•	In June, IDbyDNA, Inc. was acquired by Illumina, Inc. and prepaid its outstanding principal balance of $12.5 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN also received proceeds totaling $0.3 million from the redemption of warrants it held in the company.
•	In June, HRZN earned a $0.1 million earnout payment related to its investment in Bardy Diagnostics, Inc.

Principal Payments Received

During the second quarter of 2022, HRZN received regularly scheduled principal payments on investments totaling $4.0 million, compared to regularly scheduled principal payments totaling $1.9 million during the first quarter of 2022.

Commitments

During the quarter ended June 30, 2022, HRZN closed new loan commitments totaling $203.4 million to 10 companies, compared to new loan commitments of $100.4 million to 11 companies in the first quarter of 2022. HTFM’s other managed funds, during the quarter, closed new loan commitments totaling $80.0 million of unfunded loan approvals and commitments.

Pipeline and Term Sheets

As of June 30, 2022, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”) were $220.5 million to 23 companies. This compares to a Committed Backlog of $150.8 million to 20 companies as of March 31, 2022. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN. HTFM’s other managed funds ended the quarter with a total of $46.5 million of unfunded loan approvals and commitments.

During the quarter, HTFM received signed term sheets that are in the approval process, which may result in the Horizon Platform providing up to an aggregate of $165.0 million of new debt investments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by HRZN.

Warrant and Equity Portfolio

As of June 30, 2022, HRZN held a portfolio of warrant and equity positions in 90 portfolio companies, including 76 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of HRZN is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon Technology Finance Management LLC is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located in Portland, Maine, Austin, Texas, and Reston, Virginia. To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819